Exhibit 99.1

ShoreTel Reports Financial Results for Fourth Quarter and Fiscal Year 2016

Premises to Cloud Migration Program Achieved Early Success

Hosted Gross Margins Expanded

SUNNYVALE, Calif., Aug. 4, 2016 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple unified communications (UC) solutions and phone systems, today announced financial results for the fourth quarter and fiscal year 2016, which ended June 30, 2016.

For the fourth quarter of fiscal 2016, total revenue was $94.6 million, compared to $94.2 million in the fourth quarter of fiscal 2015. GAAP net loss was $0.7 million, or $0.01 per diluted share, in the fourth quarter of fiscal 2016, compared with a GAAP net income of $4.7 million, or $0.07 per diluted share, in the fourth quarter of fiscal 2015. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, acquisition-related cost, other adjustments and related tax changes, for the fourth quarter of fiscal year 2016, was $3.5 million, or $0.05 per diluted share. This compares with a non-GAAP net income of $7.8 million, or $0.12 per diluted share, in the fourth quarter of fiscal 2015.

"In fiscal 2016 we accomplished a number of critical strategic milestones including the rollout of ShoreTel Connect, the international expansion of our cloud service and the launch of our premises-to-cloud migration program," said Don Joos, president and CEO of ShoreTel. "Looking forward to fiscal 2017, we expect to see continued broad global demand for cloud communications. We will cross an important inflection point where our hosted revenue will exceed product revenue, driven in part by the expansion of our premises-to-cloud migration program, which should accelerate our hosted revenue growth."

Fourth Quarter of Fiscal 2016 Financial Highlights

Hosted revenues of $34.0 million in the fourth quarter of fiscal 2016 were up 20 percent year-over-year and 4 percent sequentially. GAAP hosted gross margin for the fourth quarter of fiscal year 2016 was 50.4 percent, compared with 47.0 percent in the fourth quarter of fiscal year 2015. Non-GAAP hosted gross margin increased to 54.3 percent in the fourth quarter of fiscal 2016, representing an improvement over the 51.9 percent in the fourth quarter of fiscal 2015. The total number of installed customer seats increased 29 percent over the fourth quarter of fiscal 2015 to approximately 231,000. Hosted revenue churn was 5.8 percent annualized in the fourth quarter of fiscal 2016.

Product revenues of $41.7 million in the fourth quarter of fiscal 2016 were down 12 percent year-over-year but up 23 percent sequentially. GAAP product gross margin for the fourth quarter of fiscal year 2016 was 67.5 percent, compared with 67.8 percent in the fourth quarter of fiscal year 2015. Non-GAAP product gross margin was 67.6 percent in the fourth quarter of fiscal 2016, compared with 65.9 percent in the fourth quarter of fiscal 2015.

Support and services revenues of $18.8 million in the fourth quarter of fiscal 2016 were up 1 percent year-over-year and up 2 percent sequentially. GAAP support and service gross margin for the fourth quarter of fiscal year 2016 was 75.0 percent, compared with 76.8 percent in the fourth quarter of fiscal year 2015. Non-GAAP support and service gross margin was 75.7 percent in the fourth quarter of fiscal 2016, compared with 77.3 percent in the fourth quarter of fiscal 2015.

GAAP total gross margin for the fourth quarter of fiscal year 2016 was 62.9 percent compared with 63.3 percent in the fourth quarter of fiscal year 2015. Non-GAAP total gross margin, for the fourth quarter of fiscal year 2016, was 64.4 percent compared with 63.9 percent in the fourth quarter of fiscal 2015.

As of June 30, 2016, the company had $108.2 million in cash, cash equivalents and short-term investments and no outstanding debt. The company generated $9.8 million in cash flow from operations in the quarter ended June 30, 2016 and $35.1 million in fiscal 2016.

Fiscal Year 2016 Financial Highlights

Hosted revenues for fiscal 2016 were $126.7 million, up 20 percent compared to fiscal 2015. GAAP hosted gross margin for fiscal 2016 was 51.5 percent, compared with 42.7 percent in fiscal 2015. Non-GAAP hosted gross margin increased to 55.4 percent in fiscal 2016, representing an improvement over the 47.7 percent in fiscal 2015.

Product revenues for fiscal 2016 were $158.2 million, down 13 percent compared to fiscal 2015. GAAP product gross margin in fiscal 2016 increased to 67.2 percent compared to 65.1 percent in fiscal 2015. Non-GAAP product gross margin was 67.3 percent in fiscal 2016, compared with 65.9 percent in fiscal 2015.

Support and services revenues for fiscal 2016 were $75.4 million, up 3 percent compared to fiscal 2015. GAAP support and service gross margin for fiscal year 2016 was 74.5 percent, compared with 76.1 percent in fiscal 2015. Non-GAAP support and service gross margin was 75.3 percent in fiscal 2016 compared to 76.8 percent in fiscal 2015.

Total revenues for fiscal 2016 were $360.3 million, up slightly compared to fiscal 2015. GAAP total gross margin for fiscal year 2016 was 63.2 percent compared with 60.8 percent in fiscal year 2015. Non-GAAP total gross margin, for the fiscal year 2016, was 64.8 percent compared with 62.8 percent in fiscal 2015.

GAAP net loss in fiscal 2016 was $4.8 million, or $0.07 per share, compared with a GAAP net loss of $4.4 million, or $0.07 per share in fiscal 2015. Non-GAAP net income for the fiscal year 2016 was $12.4 million, or $0.18 per diluted share. This compares with a non-GAAP net income of $20.5 million, or $0.31 per diluted share in fiscal 2015.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	06/30/16	03/31/16	12/30/15	09/30/15	06/30/15
Recurring Revenue as a Percent of Total Revenue	54%	58%	52%	51%	47%

Annual Recurring Revenue Run Rate (in millions)	$ 203.4	$ 198.0	$ 188.9	$ 183.8	$ 178.6

Cloud Average Monthly Recurring Revenue Per Customer	$ 2,135	$ 2,209	$ 2,244	$ 2,349	$ 2,368

Cloud Monthly Average Revenue Per User (ARPU)	$ 51	$ 52	$ 52	$ 53	$ 54

Cloud Average # of Seats per Customer	42	43	44	44	44

Cloud Revenue Churn Rate Annualized	5.8%	4.7%	6.4%	5.3%	4.4%

Total Company Headcount	1,194	1,188	1,086	1,070	1,063

Note:	The selected operating metrics above for the quarters ended March 2016 and June 2016 incorporate the operating results of the two acquisitions that were completed during fiscal 2016.

Fourth Quarter of Fiscal 2016 Business Highlights

ShoreTel's Global Cloud Expansion Shows Momentum

In Europe, the Managed Connect Cloud service achieved customer wins through multiple channel partners to serve customers in the U.K., Ireland and those with a multinational footprint. Additional channel partners have signed up to deliver the cloud solution in fiscal 2017.

In Australia, ShoreTel Hosted Voice was launched in April 2016. Approximately 50 percent of the current Australian channel partner base has formally signed up to sell the new cloud service and ShoreTel has interest from more than 60 new channel partners. A recent partner win is with customer McArdle Freight, which operates four depots in regional centers in South Australia and the Northern Territory. The company is replacing its phone system with ShoreTel Hosted Voice to implement a single telephony system across its five sites and also extend the network's reach to the company's highly-mobile workforce.

In Canada, many of ShoreTel's existing premises-based partners have embraced the cloud service and become trained to sell the solution. Following the in- country launch in March, early customer wins have been achieved in the real estate, transportation, financial services and professional sports verticals.

Milwaukee Brewers Add ShoreTel Communications Systems to Line-Up

ShoreTel welcomed the Milwaukee Brewers® as the latest professional sports team to rely on a ShoreTel solution to increase employee productivity and improve communications between staff and fans. The team purchased a ShoreTel onsite solution with conferencing, integrated Enterprise Contact Center, integrated Microsoft Dynamics® CRM, and the ShoreTel Hybrid Scribe application via the cloud. (Hybrid Scribe provides transcription of voicemails into email text.) ShoreTel is now being used by 250 staff members at Miller Park, along with 70 contact center agents, and the system will be rolled out to the team's Phoenix spring training facility in the future.

ACE BPO Relies on ShoreTel UC and Enterprise Contact Center Solutions to Accelerate Outsourcing Business

ShoreTel announced that the AMPC Center of Excellence Bataan Peninsula Outsourcing (ACE BPO), a business division of Abucay Multi-Purpose Cooperative ('AMPC'), in the Philippines is relying on a ShoreTel Unified Communications and Enterprise Contact Center solution to build a brand new business process outsourcing business.

Designed to provide telephony and contact center functionality for up to 1,800 agents, the new ShoreTel-powered infrastructure offers ACE BPO a smooth and cost-effective way to scale its capacity and meet escalating customer demand for its services.

To ensure optimal cost efficiencies, flexibility, standardization and the highest levels of data security, ACE BPO designed and implemented a virtual desktop infrastructure (VDI) solution. At that time, ShoreTel was the only company who could collaborate with the provider of the VDI to successfully deliver an integrated solution that could work.

ShoreTel Partners with Ingram Micro in China

ShoreTel announced it has extended its relationship with technology distributor, Ingram Micro® Inc. to support customers and grow its business in the Mainland China market.

Building on its existing relationship in Hong Kong, Singapore and India, Ingram Micro is the sole distributor of ShoreTel premises Unified Communications solutions in mainland China. This development will provide members of the Ingram Micro channel partner network with access to a portfolio of solutions that offer businesses a high degree of flexibility, productivity and seamless integration with their business-critical applications.

Ingram Micro's channel partners will be able to focus on customer service and address the increasing demand for UC services in the Mainland market, while Ingram Micro and ShoreTel manage the carriers, infrastructure, maintenance, support, applications and services.

Five ShoreTel Channel Leaders Recognized as CRN's Women of the Channel

ShoreTel announced that CRN®, a brand of The Channel Company, has named five ShoreTel channel leaders to its prestigious 2016 Women of the Channel list. They are Staci Frazior, director of worldwide sales enablement; Sylvia Pocs, director of area partner business managers and inside sales; Carla Waller, director of DMR channels; Bridget Winston, director of partner business management for the Western region; and Heather Tenuto, vice president of worldwide channel programs and sales enablement. In addition, Tenuto has been named to the 2016 Power 100 list for the third year in a row. Winston has been named to the Up and Comers list as well.

As one of the only IP phone system manufacturers in the industry to deliver a majority of its business through the channel, ShoreTel is committed to empowering the channel to take advantage of the evolving communications market and the demand for cloud, onsite and hybrid unified communications solutions. Tenuto, a 17-year channel and telephony veteran, leads the channel programs, sales enablement and training organizations at ShoreTel while working with Pocs, Waller, Frazior and Winston to help nurture the success of ShoreTel's channel partners. Each is recognized for her outstanding leadership, vision, and unique role in driving channel growth and innovation.

Business Outlook

ShoreTel is providing the following outlook for its fiscal first quarter of 2017 ending September 30, 2016:

  Total revenue is expected to be in the range of $86 million to $92 million.
  GAAP total gross margin is expected to be in the range of 61 percent to 62 percent.  Non-GAAP gross margin, which excludes approximately two percentage points in stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, is expected to be in the range of 63 percent to 64 percent.
  GAAP total operating expenses are expected to be in the range of $61.0 million to $62.0 million. Non-GAAP operating expenses, which excludes approximately $4.5 million in stock-based compensation expenses, amortization of acquisition-related intangibles, and other adjustments, are expected to be in the range of $56.5 million to $57.5 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Thursday, August 4, 2016. To access the conference call, dial + 1-844-802-2443 for callers in the U.S. or + 1-412-317-5136 for international callers and ask to join the ShoreTel call.

A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until August 18, 2016 by dialing + 1-877-344-7529 for callers in the U.S. or + 1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10090345.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax changes, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business. Other than with respect to future non-GAAP gross margin and future non-GAAP operating expenses, ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. ShoreTel is unable to provide a reconciliation to the future non-GAAP gross margin and future non-GAAP operating expenses, as the amount of stock-based compensation expense is subject to a number of assumptions based on future events, such as stock price, volatility and the amount of awards granted, as well as the amount of any litigation fees, which are not possible to predict. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth and market opportunities, product and technology introductions and their timing for release, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins and operating expenses (on a GAAP and non-GAAP basis) and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our cloud-based solutions, our ability to grow or maintain our premises products, supply and manufacturing risks, the impact of service disruptions or security breaches, uncertainties related to global operations, our ability to control costs as we expand our business, unforeseen difficulties in integrating acquired employees, products and technologies, inability to retain acquired customers, difficulties in managing more dispersed business operations, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, our ability to identify and execute on strategic opportunities, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the impact of mergers and consolidations in our industry, the uncertain impact of global economic conditions and foreign exchange rates, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2015.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple unified communications (UC) products, cloud services and IP phone systems powering today's always-on workforce. Its flexible communications solutions for contact centers and cloud, onsite and hybrid UC environments eliminate complexity, reduce cost and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel's innovative contact center solutions, application integration, collaboration tools, mobility, SIP trunking and business phones enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit shoretel.com.

ShoreTel and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. CRN is a registered trademark of The Channel Company, LLC. The Milwaukee Brewers is a registered trademark of Milwaukee Brewers Baseball Club. Microsoft Dynamics is a registered trademark of Microsoft Corporation. Ingram Micro is a trademark or registered trademark of Ingram Industries Inc. in the United States and/or other countries. All other trademarks, trade names and service marks herein are the property of their respective owners.

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	June 30,	June 30,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$ 61,726	$ 82,162
Short-term investments	46,433	8,025
Accounts receivable - net	32,902	36,494
Inventories	12,488	15,053
Prepaid expenses and other current assets	13,420	14,315
Total current assets	166,969	156,049

Property and equipment - net	21,551	20,419
Goodwill	129,449	122,750
Intangible assets	18,788	22,217
Other assets	5,581	5,021
Total assets	$ 342,338	$ 326,456

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 14,932	$ 16,452
Accrued liabilities and other	20,397	19,374
Accrued employee compensation	18,925	15,311
Accrued taxes and surcharges	3,917	9,902
Deferred revenue	56,765	50,616
Total current liabilities	114,936	111,655

Long-term deferred revenue	20,940	20,659
Other long-term liabilities	3,733	4,014
Total liabilities	139,609	136,328

Stockholders' equity:

Common stock	379,088	361,695
Accumulated deficit	(176,359)	(171,567)
Total stockholders' equity	202,729	190,128

Total liabilities and stockholders' equity	$ 342,338	$ 326,456

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenue:
Product	$41,732	$47,191	$158,232	$181,272
Hosted and related services	34,016	28,305	126,670	105,381
Support and services	18,844	18,672	75,382	73,017
Total revenue	94,592	94,168	360,284	359,670
Cost of revenue:
Product	13,544	15,215	51,881	63,253
Hosted and related services	16,856	15,009	61,384	60,401
Support and services	4,705	4,337	19,199	17,453
Total cost of revenue	35,105	34,561	132,464	141,107
Gross profit	59,487	59,607	227,820	218,563
Gross profit %	62.9%	63.3%	63.2%	60.8%

Operating expenses:
Research and development	16,375	12,862	60,509	53,352
Sales and marketing	32,471	31,365	126,123	118,931
General and administrative	10,683	9,897	41,778	39,778
Settlements and defense fees	56	-	56	8,475
Acquisition-related costs	133	-	1,489	-
Total operating expenses	59,718	54,124	229,955	220,536
Income (loss) from operations	(231)	5,483	(2,135)	(1,973)
Other income (expense), net	(446)	(262)	(2,097)	(1,470)
Income (loss) before provision for income tax	(677)	5,221	(4,232)	(3,443)
Provision for income tax	67	494	560	961
Net income (loss)	$ (744)	$ 4,727	$ (4,792)	$ (4,404)
Net income (loss) per share:
Basic	$ (0.01)	$ 0.07	$ (0.07)	$ (0.07)
Diluted	$ (0.01)	$ 0.07	$ (0.07)	$ (0.07)

Shares used in computing net income (loss) per share:
Basic	67,300	64,836	66,405	63,953
Diluted	67,300	66,316	66,405	63,953

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 30,				June 30,
	2016		2015		2016		2015
GAAP Product gross profit	$ 28,188		$ 31,976		$ 106,351		$ 118,019
Stock-based compensation charges	11	(a)	13	(a)	64	(a)	74	(a)
Amortization of acquisition-related intangibles	-	(b)	8	(b)	19	(b)	395	(b)
Litigation, settlements and defense fees	-	(c)	(899)	(c)	-	(c)	1,000	(c)
Non-GAAP Product gross profit	$ 28,199		$ 31,098		$ 106,434		$ 119,488
Non-GAAP Product gross margin	67.6%		65.9%		67.3%		65.9%

GAAP Hosted and related services gross profit	$ 17,160		$ 13,296		$ 65,286		$ 44,980
Stock-based compensation charges	317	(a)	294	(a)	1,272	(a)	1,215	(a)
Amortization of acquisition-related intangibles	977	(b)	826	(b)	3,613	(b)	3,327	(b)
Litigation, settlements and defense fees	-	(c)	268	(c)	-	(c)	750	(c)
Non-GAAP Hosted and related services gross profit	$ 18,454		$ 14,684		$ 70,171		$ 50,272
Non-GAAP Hosted and related services gross margin	54.3%		51.9%		55.4%		47.7%

GAAP Support and services gross profit	$ 14,139		$ 14,335		$ 56,183		$ 55,564
Stock-based compensation charges	122	(a)	103	(a)	590	(a)	497	(a)
Severance costs	-	(e)	-	(e)	10	(e)	-	(e)
Non-GAAP Support and services gross profit	$ 14,261		$ 14,438		$ 56,783		$ 56,061
Non-GAAP Support and services gross margin	75.7%		77.3%		75.3%		76.8%

GAAP total gross profit	$ 59,487		$ 59,607		$ 227,820		$ 218,563
Stock-based compensation charges	450	(a)	410	(a)	1,926	(a)	1,786	(a)
Amortization of acquisition-related intangibles	977	(b)	834	(b)	3,632	(b)	3,722	(b)
Litigation, settlements and defense fees	-	(c)	(631)	(c)	-	(c)	1,750	(c)
Severance costs	-	(e)	-	(e)	10	(e)	-	(e)
Non-GAAP total gross profit	$ 60,914		$ 60,220		$ 233,388		$ 225,821
Non-GAAP total gross margin	64.4%		63.9%		64.8%		62.8%

GAAP income (loss) from operations	$ (231)		$ 5,483		$ (2,135)		$ (1,973)
Stock-based compensation charges	2,010	(a)	2,103	(a)	8,871	(a)	8,413	(a)
Amortization of acquisition-related intangibles	1,881	(b)	1,655	(b)	7,112	(b)	7,008	(b)
Litigation, settlements and defense fees	56	(c)	(631)	(c)	56	(c)	10,225	(c)
Acquisition-related costs	133	(d)	-	(d)	1,489	(d)	-	(d)
Severance costs	336	(e)	-	(e)	493	(e)	-	(e)
Lease settlement	54	(f)	-	(f)	54	(f)	-	(f)
Non-GAAP income from operations	$ 4,239		$ 8,610		$ 15,940		$ 23,673

GAAP net income (loss)	$ (744)		$ 4,727		$ (4,792)		$ (4,404)
Stock-based compensation charges	2,010	(a)	2,103	(a)	8,871	(a)	8,413	(a)
Amortization of acquisition-related intangibles	1,881	(b)	1,655	(b)	7,112	(b)	7,008	(b)
Litigation, settlements and defense fees	56	(c)	(631)	(c)	56	(c)	10,225	(c)
Acquisition-related costs	133	(d)	-	(d)	1,489	(d)	-	(d)
Severance costs	336	(e)	-	(e)	493	(e)	-	(e)
Lease settlement	54	(f)	-	(f)	54	(f)	-	(f)
Deferred tax provision arising from tax impact of above items	(238)	(g)	(76)	(g)	(871)	(g)	(722)	(g)
Non-GAAP net income	$ 3,488		$ 7,778		$ 12,412		$ 20,520

Non-GAAP net income per share:
Basic	$ 0.05		$ 0.12		$ 0.19		$ 0.32
Diluted	$ 0.05		$ 0.12		$ 0.18		$ 0.31

Shares used in computing net income per share:
Basic	67,300		64,836		66,405		63,953
Diluted	68,487		66,316		67,941		65,584

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended		Twelve Months Ended
		June 30,		June 30,
		2016	2015	2016	2015
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 11	$ 13	$ 64	$ 74
	Cost of hosted and related services revenue	317	294	1,272	1,215
	Cost of support and services revenue	122	103	590	497
	Research and development	495	428	1,854	1,928
	Sales and marketing	566	565	2,569	2,391
	General and administrative	499	700	2,522	2,308
		$ 2,010	$ 2,103	$ 8,871	$ 8,413

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ -	$ 8	$ 19	$ 395
	Cost of hosted and related services	977	826	3,613	3,327
	Sales and marketing	896	821	3,465	3,286
	General and administrative	8	-	15	-
		$ 1,881	$ 1,655	$ 7,112	$ 7,008

(c)	Litigation, settlements and defense fees included in:
	Cost of product revenue	$ -	$ (899)	$ -	$ 1,000
	Cost of hosted and related services	-	268	-	750
	Settlements and defense fees	56	-	56	8,475
		$ 56	$ (631)	$ 56	$ 10,225

(d)	Direct acquisition costs included in:
	Acquisition-related costs	$ 133	$ -	$ 1,489	$ -
		$ 133	$ -	$ 1,489	$ -

(e)	Severance costs included in:
	Cost of support and services	$ -	$ -	$ 10	$ -
	Research and development	277	-	402	-
	Sales and marketing	59	-	78	-
	General and administrative	-	-	3	-
		$ 336	$ -	$ 493	$ -
(f)	Lease settlement included in:
	General and administrative	$ 54	$ -	$ 54	$ -
		$ 54	$ -	$ 54	$ -

(g)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (f) above.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q1 2017 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	September 30, 2016

	High	Low
GAAP gross profit %	61.0%	62.0%
Adjustments for stock-based compensation, acquisition-related intangible amortization and other items	2.0%	2.0%
Non-GAAP gross profit %	63.0%	64.0%

Total GAAP operating expenses	$61.0	$62.0
Adjustments for stock-based compensation, acquisition-related intangible amortization and other items	$ 4.5	$ 4.5
Total non-GAAP operating expenses	$56.5	$57.5

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